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                                EXHIBIT (23)(b)
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                     [ON LETTERHEAD OF KPMG PEAT MARWICK]

                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Boatmen's Bancshares, Inc.

We consent to the incorporation by reference in the registration statement on Form S-4 of Boatmen's Bancshares, Inc. of our report dated February 24, 1995, with respect to the consolidated balance sheets of Worthen Banking Corporation and subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, which report is included as an exhibit to the Boatmen's Bancshares, Inc. Form 8-K dated April 28, 1995. Our report refers to changes in the methods of accounting for investments in 1994 and income taxes in 1993.

We also consent to the reference to our firm under the heading "Experts" in the Joint Proxy Statement/Prospectus.



                               /s/ KPMG Peat Marwick LLP

                                   KPMG Peat Marwick LLP

Little Rock, Arkansas
November 7, 1995